Exhibit 99.1

MAST THERAPEUTICS ANNOUNCES UNDERWRITTEN PUBLIC OFFERING

SAN DIEGO – November 5, 2014 – Mast Therapeutics, Inc. (NYSE MKT: MSTX), a clinical-stage biopharmaceutical company, today announced that it intends to offer and sell equity securities in an underwritten public offering. Cowen and Company, LLC is acting as sole book-running manager for the offering.

The Company is offering Series A units, consisting of common stock and warrants. The Company is also offering Series B units, in lieu of Series A units, to those purchasers whose purchase of additional Series A units in the offering would result in the purchaser beneficially owning more than 4.99% of the Company’s outstanding common stock following the completion of the offering. The Series B units will consist of pre-funded warrants to purchase one share of common stock at an initial exercise price of $0.01 per share and warrants.

The securities described above are being offered by the Company pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission and declared effective by the Commission on May 1, 2012. The offering will be made only by means of the prospectus supplement and the accompanying prospectus relating to the offering that form a part of the registration statement. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained by contacting: Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, or by calling (631) 274-2806. Copies also will be available on the Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered by the prospectus supplement and accompanying prospectus related to the offering, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Mast Therapeutics

Mast Therapeutics, Inc. is a publicly traded biopharmaceutical company headquartered in San Diego, California. The Company is leveraging the MAST (Molecular Adhesion and Sealant Technology) platform, derived from over two decades of clinical, nonclinical and manufacturing experience with purified and non-purified poloxamers, to develop MST-188, its lead product candidate, for serious or life-threatening diseases and conditions typically characterized by impaired microvascular blood flow and damaged cell membranes.

Forward Looking Statements

Mast Therapeutics cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that are based on the Company’s current expectations and assumptions. Such forward-looking statements include, but are not limited to, statements regarding the public offering. Among the factors that could cause or contribute to material differences between the Company’s actual results and the expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: the ability to manage successfully and complete the offering; the size and terms of the offering; the uncertainty of outcomes in ongoing and future studies of the Company’s product candidates and the risk that its product candidates, including MST-188, may not demonstrate adequate safety, efficacy or tolerability in one or more such studies, including EPIC; delays in the commencement or completion of clinical studies, including as a result of difficulties in obtaining regulatory agency agreement on clinical development plans or clinical study design, opening trial sites, enrolling study subjects, manufacturing sufficient quantities of clinical trial material, being subject to a “clinical hold,” and/or suspension or termination of a clinical study, including due to patient safety concerns or lack of funding; the potential for the Company to delay, reduce or discontinue current and/or planned development activities, including clinical studies, partner its product candidates at inopportune times or pursue less expensive but higher-risk and/or lower return development paths if it is unable to raise sufficient additional capital as needed; the potential for institutional review boards or the FDA or other regulatory agencies to require additional nonclinical or clinical studies prior to initiation of a planned clinical study of a product candidate; the risk that, even if clinical studies are successful, the FDA or other regulatory agencies may determine they are not sufficient to support a new drug application; the potential that, even if clinical studies of a product candidate in one indication are successful, clinical studies in another indication may not be successful; the Company’s reliance on contract research organizations (CROs), contract manufacturing organizations (CMOs), and other third parties to assist in the conduct of important aspects of development of its product candidates, including clinical studies, manufacturing, and regulatory activities for its product candidates, and that such third parties may fail to perform as expected; the risk that, even if the Company successfully develops a product candidate in one or more indications, it may not realize commercial success with its products and may never generate revenue sufficient to achieve profitability; the risk that the Company is not able to adequately protect its intellectual property rights relating to the MAST platform and MST-188 or AIR001 and prevent competitors from duplicating or developing equivalent versions of its product candidates; and other risks and uncertainties more fully described in the Company’s press releases and periodic filings with the Securities and Exchange Commission, including the preliminary prospectus supplement related to the offering. The Company’s public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Mast Therapeutics does not intend to revise or update any forward-looking statement set forth in this press release to reflect events or circumstances arising after the date hereof, except as may be required by law.

Contact:

Ioana C. Hone (ir@mastthera.com)

858-552-0866 Ext. 303

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